Exhibit 23.1



                          Consent Independent Auditors

         We consent to incorporation by reference in this Registration Statement on Form S-8 of Pinnacle Systems, Inc. of our reports dated July 17, 1996 appearing in the Annual Report on Form 10-K of Pinnacle Systems, Inc. for the year ended June 30, 1996.


                                            /s/ KPMG Peat Marwick



Palo Alto, California
April 23, 1997